EXHIBIT (99)(a)

NEWS RELEASE

October 15, 2007
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780
For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $2.6 million, or $0.46 basic net income per share and $0.45 diluted net income per share, for the three months ended September 30, 2007 as compared to $2.4 million or $0.42 basic net income per share and $0.41 diluted net income per share, for the same period one year ago.  September 30, 2006 per share amounts have been restated to reflect the 3-for-2 stock split declared and distributed during the second quarter 2007.  Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in third quarter earnings to an increase in net interest income and a decrease in provision for loan losses, which were partially offset by an increase in non-interest expense.

Year-to-date net income as of September 30, 2007 was $8.0 million, or $1.40 basic net income per share and $1.37 diluted net income per share as compared to $7.3 million, or $1.28 basic net income per share and $1.26 diluted net income per share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to growth in interest-earning assets, which contributed to increases in net interest income and non-interest income.  In addition, the Company had a decrease in the provision for loan losses for the nine months ended September 30, 2007 as compared to the same period one year ago. The increases in net interest income and non-interest income and the decrease in the provision for loan losses were partially offset by an increase in non-interest expense as discussed below.

Shareholders’ equity increased to $68.3 million, or 7.88% of total assets, at September 30, 2007 as compared to $60.9 million, or 7.66% of total assets, at September 30, 2006 as a result of net income earned less dividends paid for the period combined with a $1.5 million increase in accumulated other comprehensive income (loss) from September 30, 2006 to September 30, 2007.  The increase in accumulated other comprehensive income (loss) is primarily due to an increase in the market value of available for sale securities.

Net interest income for the quarter ended September 30, 2007 increased 5% to $8.6 million compared to $8.1 million for the same period one year ago.  This increase is attributable to an increase in the average outstanding balances of loans and investment securities available for sale for the three months ended September 30, 2007 compared to the three months ended September 30, 2006.  Net interest income after the provision for loan losses increased 11% to $8.3 million during the third quarter of 2007, compared to $7.5 million for the same period one year ago.  The provision for loan losses for the three months ended September 30, 2007 was $296,000 as compared to $686,000 for the same period one year ago, primarily attributable to a decrease in net charge-offs of $352,000.

Non-interest income was $2.0 million for the three months ended September 30, 2007 and the three months ended September 30, 2006.  Increases in components of non-interest income for the three months ended  September 30, 2007 compared to the same period last year include a $200,000 increase in service charges and fees resulting from activity in new branches, an increase of $97,000 in brokerage commission due to an increase in income from the Bank’s investment subsidiary and an increase in mortgage banking income of $20,000 due to an increase in brokered loan activity.  These increases were offset by a $149,000

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS – PAGE TWO

decrease in miscellaneous fee income primarily due to a $118,000 decrease in income received from SBIC investments, which is included in miscellaneous non-interest income and a $203,000 increase in losses on the sale of securities.  The $367,000 in the loss on the sale of securities for the three months ended September 30, 2007 includes a $236,000 write-down of an asset classified as investment securities available for sale.  Management determined the market value of this investment had decreased significantly and was not a temporary impairment therefore a write-down was appropriate during third quarter 2007.

Non-interest expense increased 7% to $6.2 million for the three months ended September 30, 2007, as compared to $5.8 million for the same period last year.  The increase in non-interest expense included: (1) an increase of $234,000 or 8% in salaries and benefits expense due to normal salary increases and expense associated with additional staff for new branches, (2) an increase of $154,000 or 15% in occupancy expense due primarily to an increase in furniture and equipment expense and lease expense associated with new branches, and (3) a net increase of $39,000 or 2% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $56,000 in advertising expense, an increase of $50,000 in professional fees and an increase of $26,000 in debit card expense.  These increases in non-interest expenses other than salary, benefits and occupancy expenses were partially offset by a $152,000 decrease in amortization of trust preferred securities issuance costs.

Year-to-date net interest income as of September 30, 2007 increased 8% to $25.9 million compared to $23.9 million for the same period one year ago.  This increase is attributable to an increase in interest income due to increases in the prime rate, which resulted from Federal Reserve interest rate increases.  In addition, the average outstanding balances of loans and investment securities available for sale increased for the nine months ended September 30, 2007.  Net interest income after the provision for loan losses increased 12% to $24.6 million for the nine months ended September 30, 2007, compared to $22.0 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2007 was $1.3 million as compared to $1.9 million for the same period one year ago, primarily attributable to slower growth in loan balances for the first nine months of 2007 when compared to the same period in 2006 and a reduction in net charge-offs of $281,000.

Non-interest income increased 5% to $6.3 million for the nine months ended September 30, 2007, as compared to $6.0 million for the same period one year ago.  The increase in non-interest income is primarily due to an increase in service charges and fees of $370,000 resulting from activity in new branches, an increase of $114,000 in insurance and brokerage commission primarily due to an increase in income from the Bank’s investment subsidiary and an increase in mortgage banking income of $80,000 primarily due to an increase in brokered loan activity.  These increases were partially offset by a $224,000 increase in losses on the sale of securities.

Non-interest expense increased 11% to $18.4 million for the nine months ended September 30, 2007, as compared to $16.6 million for the same period last year. The increase in non-interest expense included: (1) an increase of $1.2 million or 14% in salaries and benefits expense due to normal salary increases and expenses associated with additional staff for the new branches, (2) an increase of $463,000 or 15% in occupancy expense due to an increase in furniture and equipment expense and lease expense associated with the new branches, and (3) a net increase of $117,000 or 2% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $175,000 in professional fees, an increase of $145,000 in advertising expense, an increase of $85,000 in debit card expense and an increase of $55,000 in office supplies expense.  These increases in non-interest expenses other than salary, benefits and occupancy expenses were partially offset by a $309,000 decrease in amortization of trust preferred securities issuance costs.  The Company paid a $178,000 prepayment fee in the first quarter of 2006 on the early termination of a $5.0 million Federal Home Loan Bank advance.  This fee was included in other non-interest expense.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS – PAGE THREE

Total assets as of September 30, 2007 amounted to $867.4 million, an increase of 9% compared to total assets of $795.0 million at September 30, 2006.  This increase is primarily attributable to an increase in loans.  Loans increased 10% to $689.4 million as of September 30, 2007 compared to $624.3 million as of September 30, 2006.

  Non-performing assets totaled $7.3 million at September 30, 2007 or 0.84% of total assets, compared to $3.8 million at September 30, 2006 or 0.48% of total assets.  This increase in non-performing assets is due to one large classified loan relationship that was moved to non-accrual status in fourth quarter 2006.  This relationship totals $3.7 million at September 30, 2007 and has been appropriately reserved in the Bank’s allowance for loan losses.  The allowance for loan losses at September 30, 2007 amounted to $8.7 million or 1.26% of total loans compared to $8.1 million or 1.30% of total loans at September 30, 2006.

Deposits amounted to $675.4 million as of September 30, 2007, representing an increase of 11% over deposits of $606.5 million at September 30, 2006.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $55.6 million to $486.5 million at September 30, 2007 as compared to $430.9 million at September 30, 2006 due to concerted efforts to attract additional deposits from existing customers and to attract new customers in our existing offices along with deposits gathered in the two new offices opened since June 2006.  The Bank has also introduced remote deposit capture for customers in 2007, which has enabled the Bank to gather additional deposits from several existing customers and has been helpful in attracting new customers at the new office in Cornelius.  Certificates of deposit in amounts greater than $100,000 or more totaled $189.0 million at September 30, 2007 as compared to $175.6 million at September 30, 2006.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, three offices in Mecklenburg County and one office in Union County.  The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2006.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
September 30, 2007, December 31, 2006 and September 30, 2006

	September 30, 2007	December 31, 2006	September 30, 2006
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$24,187,186	$18,860,318	$19,727,439
Federal funds sold	2,458,000	2,640,000	2,258,000
Cash and cash equivalents	26,645,186	21,500,318	21,985,439

Investment securities available for sale	120,210,033	117,581,000	118,584,586
Other investments	5,961,447	7,295,449	6,822,949
Total securities	126,171,480	124,876,449	125,407,535

Loans	689,362,842	651,381,129	624,302,284
Mortgage loans held for sale	-	-	1,289,217
Less: Allowance for loan losses	(8,687,033)	(8,303,432)	(8,132,844)
Net loans	680,675,809	643,077,697	617,458,657

Premises and equipment, net	17,239,716	12,816,385	12,870,691
Cash surrender value of life insurance	6,713,988	6,532,406	6,466,938
Accrued interest receivable and other assets	9,927,386	10,144,283	10,811,108
Total assets	$867,373,565	$818,947,538	$795,000,368

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$116,792,169	$101,393,142	$98,155,787
NOW, MMDA & Savings	189,087,635	174,577,641	170,887,226
Time, $100,000 or more	188,982,647	194,176,291	175,609,612
Other time	180,586,078	163,673,215	161,831,432
Total deposits	675,448,529	633,820,289	606,484,057

Demand notes payable to U.S. Treasury	1,600,000	1,600,000	1,600,000
Securities sold under agreement to repurchase	20,315,345	6,417,803	8,602,041
FHLB borrowings	77,000,000	89,300,000	78,800,000
Junior subordinated debentures	20,619,000	20,619,000	35,052,000
Accrued interest payable and other liabilities	4,061,992	4,355,073	3,594,467
Total liabilities	799,044,866	756,112,165	734,132,565

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 5,650,020 shares in 2007
and 3,830,634 shares in 2006	49,124,903	51,122,147	50,674,267
Retained earnings	18,814,608	12,484,463	11,272,225
Accumulated other comprehensive income (loss)	389,188	(771,237)	(1,078,689)
Total shareholders' equity	68,328,699	62,835,373	60,867,803

Total liabilities and shareholders' equity	$867,373,565	$818,947,538	$795,000,368

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2007 and 2006

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$14,095,485	$12,907,042	$41,466,693	$36,187,827
Interest on federal funds sold	32,634	40,818	367,331	62,020
Interest on investment securities:
U.S. Government agencies	1,150,619	1,114,266	3,411,555	3,206,274
States and political subdivisions	220,344	201,248	661,536	587,409
Other	125,663	126,404	363,625	389,311
Total interest income	15,624,745	14,389,778	46,270,740	40,432,841

INTEREST EXPENSE:
NOW, MMDA & savings deposits	1,077,858	817,878	2,975,499	2,174,238
Time deposits	4,378,968	3,715,792	12,983,826	10,136,246
FHLB borrowings	964,334	909,702	2,781,347	2,763,657
Junior subordinated debentures	371,225	700,220	1,095,572	1,277,540
Other	245,997	99,234	543,468	183,077
Total interest expense	7,038,382	6,242,826	20,379,712	16,534,758
NET INTEREST INCOME	8,586,363	8,146,952	25,891,028	23,898,083
PROVISION FOR LOAN LOSSES	296,000	686,282	1,253,000	1,858,282
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,290,363	7,460,670	24,638,028	22,039,801

NON-INTEREST INCOME:
Service charges	1,082,248	976,515	3,017,921	2,918,390
Other service charges and fees	488,737	394,030	1,423,461	1,153,059
Gain (loss) on sale of securities	(367,430)	(163,702)	(561,832)	(337,453)
Mortgage banking income	135,863	115,802	435,475	355,678
Insurance and brokerage commission	177,140	80,523	408,704	294,206
Miscellaneous	490,602	639,683	1,543,955	1,605,443
Total non-interest income	2,007,160	2,042,851	6,267,684	5,989,323
NON-INTEREST EXPENSE:
Salaries and employee benefits	3,235,765	3,001,507	9,907,668	8,714,719
Occupancy	1,204,188	1,049,911	3,518,721	3,055,732
Other	1,774,127	1,735,066	4,988,601	4,871,335
Total non-interest expenses	6,214,080	5,786,484	18,414,990	16,641,786

INCOME BEFORE INCOME TAXES	4,083,443	3,717,037	12,490,722	11,387,338
INCOME TAXES	1,470,800	1,344,300	4,500,841	4,118,100

NET INCOME	$2,612,643	$2,372,737	$7,989,881	$7,269,238
PER SHARE AMOUNTS
Basic net income	$0.46	$0.42	$1.40	$1.28
Diluted net income	$0.45	$0.41	$1.37	$1.26
Cash dividends	$0.12	$0.07	$0.29	$0.21
Book value	$12.09	$10.64	$12.09	$10.64

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2007 and 2006

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$120,507,482	$119,760,454	$120,390,142	$118,191,325
Loans	672,561,916	608,628,890	654,197,497	595,203,134
Earning assets	803,686,601	739,620,439	792,091,510	723,063,827
Assets	849,343,069	779,022,149	835,890,065	762,289,868
Deposits	658,620,691	605,544,233	652,900,510	598,891,616
Shareholders' equity	67,515,802	59,763,341	69,321,766	60,435,124

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.34%	4.47%	4.48%	4.52%
Return of average assets	1.22%	1.21%	1.28%	1.27%
Return on average shareholders' equity	15.35%	15.75%	15.41%	16.08%
Shareholders' equity to total assets (period end)	7.88%	7.66%	7.88%	7.66%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,514,417	$7,922,419	$8,303,432	$7,424,782
Provision for loan losses	296,000	686,282	1,253,000	1,858,282
Charge-offs	(224,776)	(519,833)	(1,178,791)	(1,420,320)
Recoveries	101,392	43,976	309,392	270,100
Balance, end of period	$8,687,033	$8,132,844	$8,687,033	$8,132,844

ASSET QUALITY:
Non-accrual loans			$6,691,661	$3,149,424
90 days past due and still accruing			369,289	-
Other real estate owned			260,768	650,261
Repossessed assets			-	20,000
Total non-performing assets			$7,321,718	$3,819,685
Non-performing assets to total assets			0.84%	0.48%
Allowance for loan losses to non-performing assets			118.65%	212.92%
Allowance for loan losses to total loans			1.26%	1.30%

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